EXHIBIT 3.2

SPARTAN MOTORS, INC. (A Michigan Corporation) AMENDED AND RESTATED BYLAWS

SPARTAN MOTORS, INC.

(A Michigan Corporation)

BYLAWS

-i-

-ii-

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AMENDED AND RESTATED BYLAWS

OF

SPARTAN MOTORS, INC.

ARTICLE I

OFFICES

          The corporation may have offices at such places, both within and without of the State of Michigan, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

          Section 1.          Times and Places of Meetings. All meetings of the shareholders shall be held, except as otherwise provided by statute, the Restated Articles of Incorporation, or these Bylaws, at such time and place as may be fixed from time to time by the board of directors. Meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice.

          Section 2.          Annual Meetings. Annual meetings of the shareholders shall be held each year at such time and on such day as may be designated by the board of directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the board of director whose terms expire at the meeting and to transact such other business as may be properly brought before the meeting.

          Section 3.          Special Meetings. Special meetings of the shareholders may be called by the board of directors, the Chairman, an executive officer whenever directed by the board of directors, or by the Chief Executive Officer. The request shall state the purpose or purposes of the proposed meeting.

          Section 4.          Notice of Meetings.  Written notice of the date, time, place, if any, and purposes of a shareholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail, or, if authorized by the board of directors, by a form of electronic transmission to which the shareholder has consented, to each shareholder of record entitled to vote at the meeting. For the purposes of these Bylaws, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient, and that may be reproduced in paper form by the recipient through an automated process. If, as authorized by the board of directors, a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be specified in the notice of the meeting. Notice of the purposes of the meeting shall include notice of any shareholder proposals that are proper subjects for shareholder action and are intended to be presented by shareholders who have notified the corporation in writing of their intention to present the proposals at the meeting in accordance with these Bylaws.

          Section 5.          Waiver of Notice. Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any written waiver of notice unless so required by the Restated Articles of Incorporation or these Bylaws.

          Section 6.          Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholder meeting or any adjournment thereof. The list shall be:

          (i)          arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

          (ii)          produced at the time and place of the meeting;

          (iii)          subject to inspection by any shareholder at any time during the meeting; and

          (iv)          prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

          If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of an action taken at the meeting before a shareholder makes a demand to comply with the requirements.

          Section 7.          Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all shareholder meetings for the transaction of business, except as otherwise provided by statute or by the Restated Articles of Incorporation. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a meeting may be adjourned by a vote of the shares present.

          Section 8.          Vote Required. An action, other than the election of directors, to be taken by shareholder vote shall be authorized by a majority of the votes cast by shareholders entitled to vote on the action, unless a greater vote is required by statute or the Articles of Incorporation, in which case the express provision shall govern and control the decision of such question.

          Section 9.          Voting Rights. Except as otherwise provided by the Restated Articles of Incorporation or resolution or resolutions of the board of directors creating any class or series of stock, each shareholder shall at every shareholder meeting be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by the shareholder.

          Section 10.          Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (i)          The Chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chairman. If, in his or her absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the Chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (ii)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting. Upon so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the shareholders.

          (iii)          The Chairman may ask or require that any person who is not a shareholder of record or holding a proxy to leave the meeting.

          (iv)          The Chairman may introduce nominations, resolutions, or motions submitted by the board of directors for consideration by the shareholders without a motion or a second. Except as the Chairman shall direct, a resolution or motion not submitted by the board of directors shall be considered for vote only if proposed by a shareholder of record or a duly authorized proxy of such a shareholder and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

          Section 11.          Inspectors of Election. The board of directors or, if they shall not have so acted, the Chief Executive Officer, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors and/or employees of the corporation) to serve as inspectors of election. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

                    Section 12. Shareholder Proposals. Except as otherwise provided by statute, the Restated Articles of Incorporation, or these Bylaws:

          (i)          No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (a) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the board of directors; (b) otherwise presented at the meeting by or at the direction of the board of directors; (c) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (d) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.

          (ii)          For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than 120 calendar days prior to the date corresponding to the date of the corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (a) a brief description of the matter the shareholder desires to present for shareholder action; (b) the name and record address of the shareholder proposing the matter for shareholder action; (c) the class and number of shares of capital stock of the corporation that are beneficially owned by the shareholder; and (d) any material interest of the shareholder in the matter proposed for shareholder action. For purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15 of the Securities Exchange Act of 1934, as amended.

          (iii)          Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

          (iv)          Notwithstanding the above, if the shareholder desires to require the corporation to include the shareholder's proposal in the corporation's proxy materials, matters and proposals submitted for inclusion in the corporation's proxy materials shall be governed by the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, including without limitation Rule 14a-8.

          Section 13.          Proxies.  A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by one of the following methods:

          (i)          The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature; or

          (ii)          Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

          A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections (i) or (ii) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

          A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the corporation at or before the meeting. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically relates.

          Section 14.          Participation in Meeting by Remote Communication.  A shareholder may participate in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (i) the board of directors authorizes such participation; (ii) all participants are advised of the means of remote communication and the names of the participants in the meeting; (iii) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (iv) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (v) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation. Such participation in a meeting constitutes presence in person at the meeting.

          Section 15.          Electronic Meeting. Unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, the board of directors may hold a meeting of shareholders solely by means of remote communication if the requirements of Article II, Section 15 are met.

ARTICLE III

RECORD DATE

          Section 1.          Fixing of Record Date by Board of Directors.

          (i)          For the purpose of determining shareholders entitled to notice of and to vote at a shareholder meeting or an adjournment of a meeting, the board of directors shall fix a record date, which shall not precede the date on which the board adopts the resolution fixing the record date. The date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a shareholder meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a shareholder meeting is made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section for the adjourned meeting.

          (ii)          For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the board of directors shall fix a record date, which shall not precede the date on which the board adopts the resolution fixing the record date and shall not be more than 10 days after the board resolution. If a record date is not fixed and prior action by the board of directors is required with respect to the corporate action to be taken without a meeting, the record date is the close of business on the day on which the board resolution is adopted. If a record date is not fixed and prior board action is not required, the record date is the first date on which a signed written consent is delivered to the corporation as provided in these Bylaws.

                    (iii)          For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors shall fix a record date, which shall not precede the date on which the board adopts the resolution fixing the record date. The date shall not be more than 60 days before the payment of the share dividend or distribution, allotment of a right, or other action. If a record date is not fixed, the record date is the close of business on the day on which the board resolution relating to the corporate action is adopted.

          Section 2.          Adjournments. If a meeting is adjourned, it is not necessary to give notice of the adjourned meeting if (i) the date, time, and place, if any, to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and (ii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice. If after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Article II, Section 4 above.

          Section 3.          Registered Shareholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Michigan.

ARTICLE IV

DIRECTORS

          Section 1.          Number and Term of Directors. The number of directors shall be fixed from time to time by resolution adopted by a majority vote of the board of directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Directors need not be residents of the State of Michigan or shareholders of the corporation.

          Section 2.          Powers. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not, by statute or by the Restated Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

          Section 3.          Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Restated Articles of Incorporation.

          Section 4.          Resignation and Renewal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Restated Articles of Incorporation.

          Section 5.          Nominations of Director Candidates.

          (i)          Nominations of candidates for the election of directors of the corporation at any meeting of shareholders called for the election of directors (an "Election Meeting") may be made by the board of directors or by any shareholder entitled to vote at the Election Meeting.

          (ii)          Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made.

          (iii)          Any shareholder who intends to make a nomination at the Election Meeting shall deliver, not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth: (a) the name, age, business address, and residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of capital stock of the corporation which are beneficially owned by each nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

          (iv)          If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

          Section 6.          Compensation of Directors. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for services to the corporation as a director or officer. Directors may also be reimbursed for their expenses, if any, of attendance at each board of directors or committee meeting. Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for that service.

          Section 7.          Regular Meetings. Regular meetings of the board of directors may be held at the times, dates, and places as determined by the board of directors. A notice to directors is not required for a regular meeting, except that, when the board of directors establishes or changes the schedule of regular meetings, or changes the time, date, or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.

          Section 8.          Special Meetings. Subject to the provisions of Section 9 of this Article IV, special meetings of the board of directors may be called by the Chairman, President, or directors constituting at least one-third of the directors then in office by giving notice to each director.

          Section 9.          Notice of Meetings. Except as otherwise provided by these Bylaws, notice of the time, date, and place of each meeting of the board of directors shall be given to each director by either of the following methods:

          (i)          by mailing a written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least three days before the date of the meeting; or

          (ii)          by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by a form of electronic transmission to which the director has consented, to the director's last known office or home.

          Section 10.          Waiver of Notice. Whenever notice is required to be given under the provisions of the statutes or of the Restated Articles of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, unless, at the beginning of the meeting, the director objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

          Section 11.          Purpose Need Not be Stated. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice of such meeting unless so required by the Restated Articles of Incorporation or by these Bylaws.

          Section 12.          Quorum. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the board of directors except as may be otherwise specifically provided by statute or by the Restated Articles of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors who are present may adjourn the meeting without notice, other than announcement at the meeting, until a quorum shall be present.

          Section 13.          Action Without a Meeting. Unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee of the board may be taken without a meeting if, before or after the action, all members of the board of directors or of such committee, as the case may be, consent in writing or by electronic transmission and the consent is filed with the minutes or proceedings of the board of directors or committee.

          Section 14.          Meeting by Telephone or Similar Equipment. The board of directors or any committee designated by the board of directors may participate in a board or other means of remote communication through committee meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

          Section 1.          Committees. The board of directors may from time to time appoint committees, whose membership shall consist of such members of the board of directors as it may deem advisable, to serve at the pleasure of the board of directors. The board of directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The board of directors may fill any vacancies in any committee as they occur.

          Section 2.          Audit Committee. The Audit Committee will perform the function of an audit committee for the corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the board of directors from time to time. The Audit Committee shall have the authority, responsibilities, and powers provided in the Audit Committee Charter, any resolutions adopted by the board of directors from time to time, the Marketplace Rules of The Nasdaq Stock Market, Inc., and any applicable laws and regulations.

          Section 3.          Compensation Committee. The Compensation Committee will perform the function of a compensation committee for the corporation and each of its subsidiaries as that function is defined in the Compensation Committee Charter adopted by the board of directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in the Compensation Committee Charter, any resolutions adopted by the board of directors from time to time, the Marketplace Rules of The Nasdaq Stock Market, and any applicable laws and regulations.

          Section 4.          Nominating Committee. The Nominating Committee will perform the function of a nominating committee for the corporation and each of its subsidiaries as that function is defined in the Nominating Committee Charter adopted by the board of directors from time to time. The Nominating Committee shall have the authority, responsibilities, and powers provided in the Nominating Committee Charter, any resolutions adopted by the board of directors from time to time, the Marketplace Rules of The Nasdaq Stock Market, and any applicable laws and regulations.

          Section 5.          Other Committees. The board of directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

          Section 6.          Committee Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time each month or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairperson of the committee or any two members other than the chairperson, and notice thereof may be given to the members by telephone, facsimile or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the board of directors.

          Section 7.          General. A committee, to the extent provided in the board resolution creating the committee or these Bylaws, may exercise all of the board's power and authority in the management of the business and affairs of the corporation, except that a committee may not: (i) amend the Restated Articles of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (iv) recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution; (v) amend the Bylaws of the corporation; or (vi) fill vacancies in the board of directors. Unless a resolution of the board of directors expressly so provides, a committee may not declare a distribution or dividend or authorize the issuance of stock. A committee exists, and each member serves, at the pleasure of the board.

ARTICLE VI

OFFICERS

          Section 1.          Appointment of Officers. The board of directors, at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint a President, Executive Vice President, Secretary, and Treasurer, and may elect from their number a Chairman of the Board or one or more Vice Chairmen. The board of directors also may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents which it deems necessary. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the board of directors at any later meeting. Any two or more offices may be filled by the same person.

          Section 2.          Authority of Officers. The Chairman of the Board, President, Executive Vice President, any Senior Vice President and Vice President, Secretary, Treasurer, and any other persons expressly designated as officers by the board of directors shall be the only officers of the corporation. Only the officers of the corporation shall have discretionary authority to determine the fundamental policies of the corporation.

          Section 3.          Term of Office, Removal, and Vacancies. An officer shall hold office at the pleasure of the board. The board may remove any officer with or without cause. An officer may resign his or her office at any time by written notice to the corporation. The resignation is effective upon receipt by the corporation or at a later date specified in the notice.

          Section 4.          Chairman of the Board. There may be elected a Chairman of the Board who shall be chosen from among the directors, but who need not be an officer or an executive employee of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the board of directors and shall be an ex officio member of all committees designated by the board, and shall have such other duties and powers as may be imposed or given by the board of directors.

          Section 5.          President. The President, who shall be a member of the board of directors, shall be the chief operating officer of the corporation and shall have general supervision over the operations of the corporation, subject to the direction of the board of directors and shall have such powers and perform such duties as may be assigned from time to time by the board of directors, subject, however, to his right and the right of the directors to delegate any specific powers to any officer or officers of the corporation. The President shall ensure that all orders and resolutions of the board of directors are carried into effect and may sign, with the Secretary or the Treasurer, certificates of stock of the corporation. At the request of the Chief Executive Officer, or in the case of the Chief Executive Officer's absence or inability to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          Section 6.          Chief Executive Officer. The Chief Executive Officer, who shall be a member of the board of directors, in addition to his duties as Chairman of the Board or President as the case may be, shall have final authority, subject to the control of the board of directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall perform other duties as may be prescribed from time to time by the board of directors or these Bylaws.

          Section 7.          Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the board of directors may from time to time prescribe. At the request of the President, or in the case of his absence or inability to act, the Vice President or, if more than one Vice President, that one of them designated by the President or the board of directors, shall have all of the powers of, and shall be subject to the restrictions upon, the President. The board of directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board of directors shall prescribe.

          Section 8.          Secretary. The Secretary shall attend all meetings of the shareholders and of the board of directors and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the corporation and shall have authority to affix the seal to all instruments where its use is required or appropriate, and when so affixed may attest the same. The Secretary shall give all notices required or appropriate pursuant to statute, the Restated Articles of Incorporation, the Bylaws, or by resolution. The Secretary may sign, with the President and Treasurer, certificates of stock of the corporation and shall perform such other duties as may be prescribed by the board of directors.

          Section 9.          Treasurer. The Treasurer shall have custody of, and be responsible for, all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities, and other valuable effects in the name of and to the credit of the corporation in depositories as may be designated for that purpose by the board of directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the board, and whenever requested by them, an account of all transactions as Treasurer and of the financial condition of the corporation. He may sign, with the President and Secretary, certificates of stock of the corporation and shall perform other duties as may be assigned to him by the board of directors.

          Section 10.          Assistant Secretary and Assistant Treasurer. There may be appointed an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

          Section 11.          Other Officers. All other officers, as may from time to time be appointed by the board of directors, shall perform such duties and exercise such authority as the board of directors shall prescribe.

ARTICLE VII

INDEMNIFICATION

          Section 1.          Indemnification Other Than in Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption that the person did not act in good faith nor in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his conduct was unlawful. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

          Section 2.          Indemnification in Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. No indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless and only to the extent that the court in which such action, suit, or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

          Section 3.          Expenses. To the extent that a director or officer of the corporation or any other person entitled to mandatory indemnification under Section 1 of this Article has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses (including attorneys' fees), incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section. The corporation may indemnify any other employee, agent or person who may be indemnified under Section 1 or 2 to the extent that person has been successful on the merits or otherwise against actual and reasonable expenses (including attorneys' fees) incurred by the person in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

          Section 4.          Determination, Evaluation, and Authorization of Indemnification.

          (i)          Except as otherwise provided in Subsection (iv) or unless ordered by a court, the corporation shall make an indemnification under Section 1 or 2 of this Article only upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation may be made in any of the following ways:

          (1)          By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (2)          If a quorum cannot be obtained under Subsection (1) above, by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (3)          By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A)          By the board or its committee in the manner prescribed in Subsections (1) or (2) above.

          (B)          If a quorum of the board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the board.

          (4)          By all independent directors (as that term is defined in the Michigan Business Corporation Act) who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (5)          By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (ii)          In the designation of a committee under Subsection (i)(2) or in the selection of independent legal counsel under Subsection (i)(3)(B), all directors may participate.

          (iii)           The corporation shall authorize payment of indemnification under this Section in one of the following ways:

          (1)           By the board in one of the following ways:

          (A)           If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (B)           By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (C)           If the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

          (D)           If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceedings, by the vote necessary for action by the board in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

          (2)           By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (iv)          To the extent that the Restated Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the corporation may indemnify a director for the expenses and liabilities described in this subparagraph without a determination that the director has met the standard of conduct set forth in Sections 1 or 2 of this Article, but no indemnification shall be made except to the extent authorized in Section 564c of the Michigan Business Corporation Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation as described in Section 2 of this Article, indemnification under this subparagraph shall be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in Section 1 of this Article, indemnification under this subparagraph shall be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

          Section 5.          Advances.

          (i)          The corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for the indemnification of a person under the circumstances.

          (ii)          The undertaking required by subparagraph (i) above must be an unlimited general obligation of the person, but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

          (iii)          An evaluation of reasonableness under this Section shall be made in the manner specified in Section 4(i) above, and authorizations shall be made in the manner specified in Section 4(iii) above.

          (iv)          A provision in the Restated Articles of Incorporation or Bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory also shall make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

          Section 6.          Partial Indemnification. If an individual is entitled to indemnification under Sections 1 or 2 of this Article VII for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the individual for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the individual is entitled to be indemnified.

          Section 7.          Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Restated Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The indemnification provided in this Article VII shall continue as to an individual who ceases to be a director or executive officer or serve in any other capacity, and shall inure to the benefit of the heirs, executors, and administrators of such an individual. Notwithstanding the foregoing, the total amount of actual expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the individual seeking indemnification or advancement of expenses.

          Section 8.          Insurance. The corporation may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his other status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

          Section 9.          Mergers. For the purposes of this Article VII, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VIII

SUBSIDIARIES

          Section 1.          Subsidiaries. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary, for any amendments to the charter or bylaws of any such subsidiary, or for the liquidation, merger, or sale of assets of any such subsidiary. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may cause to be elected to the board of directors of any such subsidiary such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may instruct the directors of any such subsidiary as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          Section 2.          Subsidiary Officers Not Executive Officers of the Corporation. The officers of any subsidiary, shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary, unless such officer shall also be a director or executive officer of the corporation, be entitled to have access to any files, records, or other information relating or pertaining to the corporation or its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the board of directors or the Chief Executive Officer.

ARTICLE IX

CERTIFICATES OF STOCK

          Section 1.          Form. Every holder of stock in the corporation shall be entitled to have a certificate in the name of the corporation signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by each shareholder in the corporation. The certificate may, but need not be, sealed with the seal of the corporation, or a facsimile thereof.

          Section 2.          Facsimile Signature. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent; or (ii) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 3.          Issuance of Shares Without Certificates. The corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement confirming the issuance of shares without certificates. Such written statements shall include: (i) the name of the corporation and that it is formed under the laws of the State of Michigan; (ii) the name of the person to whom the shares are issued; (iii) the number and class of shares and the designation of the series, if any, which the certificate represents; (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the corporation, and (v) any other information required by law to appear on a stock certificate.

          Section 4.          Lost Certificates. The officers may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance of the certificate, require the owner of such lost or destroyed certificate or certificates, or the person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 5.          Transfers of Stock. Transfers of stock shall be made only on the books of the corporation by the holder of the shares in person, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates for a like number of shares.

ARTICLE X

GENERAL PROVISIONS

          Section 1.          Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law in such amounts as, in its opinion, the condition of the affairs of the corporation shall render advisable. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Restated Articles of Incorporation.

          Section 2.          Reserves. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the board shall deem conducive to the interests of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3.          Execution of Contracts. The board of directors may authorize any officer or officers, agent or agents, in the name and on behalf of the corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances. No officer or agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

          Section 4.          Loans. No loans shall be contracted on behalf of the corporation and no negotiable papers shall be issued in its name unless authorized by resolution of the board of directors, except that the President of the corporation is authorized to contract loans or issue negotiable paper on behalf of the corporation and in its name to the extent of $10,000. When authorized by the board of directors, any authorized officer or agent of the corporation may affect loans and advances at any time for the corporation from any bank, trust company, other institution, or from any firm, corporation, or individual, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the corporation and may pledge, hypothecate, or transfer any securities or other property of the corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

          Section 5.          Checks. All checks, drafts, and other demands for money and notes of the corporation shall be signed on behalf of the corporation, by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 6.          Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such bank, trust company, or other depositories as the board of directors may select or may be selected by any officer or officers, or agent or agents of the corporation to whom such power may from time to time be delegated by the board. For the purpose of a deposit, the President, any Vice President, the Treasurer, the

Secretary, or any other officer or agent or employee of the corporation to whom such power may be delegated by the board may endorse, assign, and deliver checks, drafts, and other demands for the payment of monies which are payable to the order of the corporation.

          Section 7.          Books. There shall be kept at the office of the corporation in the State of Michigan correct books of the business and transactions of the corporation, a copy of these Bylaws, and the stock book of the corporation, which shall contain the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their respective places of residence, the number of shares held by them respectively, the time when they became the owners of the shares, and the amount paid for the shares.

          Section 8.          Fiscal Year. The fiscal year of the corporation shall be determined by a resolution of the board of directors.

          Section 9.          Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XI

AMENDMENTS

                    Subject to any provisions of the Restated Articles of Incorporation, these Bylaws may be altered, amended, changed, or repealed at any regular or special meeting of the board of directors by a majority vote of directors. Subject to any provisions of the Restated Articles of Incorporation, these Bylaws also may be altered, amended, changed, or repealed at any regular or special meeting of shareholders by a majority vote of the shares present or represented by proxy, unless a greater vote is required by law or the Restated Articles of Incorporation.